EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the Reoffer Prospectus of KB Home and to the incorporation by reference therein of our report dated February 14, 2005, with respect to the consolidated financial statements of KB Home included in its Annual Report (Form 10-K) for the year ended November 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California October 27, 2005